Exhibit 10.1(D)

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into effective as of the 22nd day of June, 2012 (the “Fourth Amendment Effective Date”), by and among OXFORD MINING COMPANY, LLC, an Ohio limited liability company (the “Borrower”), the Lenders party hereto, CITICORP USA, INC., as administrative agent (the “Administrative Agent”), and the other parties signatory hereto.

RECITALS

WHEREAS, the above-named parties have entered into that certain Credit Agreement dated as of July 6, 2010, as amended by that certain First Amendment to Credit Agreement and Limited Waiver dated as of July 15, 2010, as additionally amended by that certain Second Amendment to Credit Agreement and Limited Waiver dated as of August     , 2010, and as further amended by that certain Third Amendment to Credit Agreement dated as of December 28, 2011 (and as may be further amended, restated, modified or supplemented from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders, the Administrative Agent and the other parties signatory thereto; and

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and said parties are willing to do so subject to the terms and conditions set forth herein, provided that the Borrower and the Guarantors ratify and confirm all of their respective obligations under the Credit Agreement and each other Loan Document to which each is a party;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Amendment, the Borrower, the Lenders party hereto, the Administrative Agent and the other parties signatory hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2. Amendment to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended to add the following new definitions in proper alphabetical order:

“‘Kentucky Assets’ means any and all assets used by any of the Loan Parties in the operation of the business of any of the Loan Parties in the Commonwealth of Kentucky, including without limitation all coal reserves of the Loan Parties located in the Commonwealth of Kentucky, the “Island Dock” located in the Commonwealth of Kentucky, the wash plant located in the Commonwealth of Kentucky, the “Cleaton Shop Complex” located in the Commonwealth of Kentucky, all mining and other equipment used by the Loan Parties in the operation of the business of the Loan Parties in the Commonwealth of Kentucky, all customer contracts for the supply of coal mined from the operation of the business of the Loan Parties in the Commonwealth of Kentucky, all coal purchase agreements for the supply of coal to the Loan Parties for use in supplementing such mined coal in fulfilling such coal supply obligations, and all contracts for the loading of third party coal by the Loan Parties onto barges at the ‘Island Dock.’”

“‘Liquidity’ means on any given day (a) the sum of the cash on hand of the Loan Parties at the beginning of such day and the total amount which is available and may be borrowed by the Borrower under the Revolving Credit Facility at the beginning of such day, less (b) the Unused Clause (vi) Sales Proceeds at the beginning of such day.

1

“‘Unused Clause (vi) Sales Proceeds’ means any Net Cash Proceeds from the Asset Sales involving the Kentucky Assets covered by Section 5.02(f)(vi) which have not yet been used as provided in Section 2.06(c)(i) to either (a) acquire or purchase assets to be used in the business of the Borrower or (b) repay any portion of the Term Loan Borrowings.”

3. Amendment to Section 2.06(c)(i). Section 2.06(c)(i) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(i) 100% of the Net Cash Proceeds of an Asset Sale not otherwise permitted under Sections 5.02(f)(i)-(v); provided that, so long as no Event of Default has occurred and is continuing, no such repayment shall be required if the Borrower notifies the Administrative Agent on or before the date such repayment is required to be made that the Borrower intends to use all of the Net Cash Proceeds from such Asset Sale to acquire or purchase assets to be used in the business of the Borrower within six months of the date of such Asset Sale, in which case the repayment need not be made, unless all or part of the Net Cash Proceeds from such Asset Sales are not used within such six months period, in which case the Term Loan Borrowings shall be repaid by an amount equal to the portion of the Net Cash Proceeds from such Asset Sales not so reinvested on the Business Day immediately following such six months period.”

4. Amendment to Section 5.02(f). Section 5.02(f) of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of subsection (iv) thereof, (ii) deleting the period and adding a semi-colon followed by the word “and” at the end of subsection (v) thereof and (iii) adding thereafter the following new subsection (vi) to the end of said Section 5.02(f):

“(vi) Asset Sales involving the Kentucky Assets not otherwise covered by subsections (i)-(v) above.”

5. Amendment to Section 5.02(h)(i). Section 5.02(h)(i) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(i) within thirty (30) days after the end of each fiscal quarter from and after the fiscal quarter ending June 30, 2012, the MLP may declare, make or incur a liability to make a quarterly cash distribution to its partners in accordance with the terms of the MLP Agreement; provided that, (A) the aggregate amount of such quarterly distribution for each fiscal quarter shall not exceed Available Cash (as defined in the MLP Agreement as in effect on July 19, 2010) with respect to the immediately preceding fiscal quarter of the MLP and (B) with respect to any distribution greater than $6,125,000, the Liquidity on the date such distribution is declared after giving effect thereto shall be at least $12,000,000.

6. Amendment to Section 5.04(a). Section 5.04(a) of the Credit Agreement is hereby amended to read in its entirety as follows in order to cancel the step-down in Leverage Ratio to 3.00:1.00 on July 1, 2012 as reflected in the Third Amendment to Credit Agreement:

“(a) Leverage Ratio. Maintain a Leverage Ratio for any date of determination during each of the below-indicated periods as follows:

Period	Leverage Ratio
Effective Date through December 31, 2011	2.75:1.00
January 1, 2012 and thereafter	3.25:1.00”

7. Conditions to Effectiveness. This Amendment shall be effective on the Fourth Amendment Effective Date upon satisfaction of each of the following conditions:

(i) The Administrative Agent (or its counsel) shall have received from each of the Borrower, the Guarantors and the Lenders constituting at least the Required Lenders either (a) a counterpart of this Amendment signed on behalf of such party or (b) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(ii) The Administrative Agent shall have received all documents and other items that it may reasonably request relating to any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent.

(iii) The Administrative Agent shall have received the fee referenced in Section 16(i) below.

(iv) No Default or Event of Default exists after giving effect to this Amendment.

8. Representations and Warranties. Each Loan Party hereby confirms that the representations and warranties contained in the Credit Agreement and the other Loan Documents made by it are true and correct as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct as of such earlier date. Each Loan Party also hereby confirms that this Amendment has been duly authorized by all necessary corporate action and constitutes the legal, valid and binding obligation of each Loan Party, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights and remedies generally and to the effect of general principles of equity.

9. Continuing Effect of the Credit Agreement. This Amendment shall not constitute a waiver of any provision not expressly referred to herein and shall not be construed as a consent to any action on the part of any Loan Party that would require a waiver or consent of the Lenders or an amendment or modification to any term of the Loan Documents except as expressly stated herein. Except as expressly modified hereby, the provisions of the Credit Agreement and the Loan Documents are and shall remain in full force and effect.

10. Ratification. Each Loan Party hereby confirms and ratifies the Credit Agreement and each of the other Loan Documents to which it is a party, as amended hereby, and acknowledges and agrees that the same shall continue in full force and effect, as amended hereby.

11. Counterparts. This Amendment may be executed by all parties hereto in any number of separate counterparts, each of which may be delivered in original, electronic or facsimile form and all of which taken together shall be deemed to constitute one and the same instrument.

12. References. The words “hereby,” “herein,” “hereinabove,” “hereinafter,” “hereinbelow,” “hereof” and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular article, section or provision of this Amendment. References in this Amendment to a section number are to such section of this Amendment unless otherwise specified.

13. Headings Descriptive. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

14. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York, without regard to such state’s conflict of laws rules.

15. Release by Loan Parties. Each Loan Party does hereby release and forever discharge the Administrative Agent and each of the Lenders and each affiliate thereof and each of their respective employees, officers, directors, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses) of any kind or nature whatsoever known to any Loan Party, whether based on law or equity, which any of said parties has held or may now own or hold, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Amendment is signed by any of such parties (i) arising directly or indirectly out of the Credit Agreement, Loan Documents, or any other documents, instruments or transactions relating thereto, and/or (ii) relating directly or indirectly to all transactions by and between any Loan Party or its representatives and the Administrative Agent and each Lender or any of their respective directors, officers, agents, employees, attorneys or other representatives and, in either case, whether or not caused by the sole or partial negligence of any released party. Such release, waiver, acquittal and discharge shall and does include any claims of any kind or nature which may, or could be, asserted by any Loan Party.

16. Fees and Expenses.

(i) In connection with this Amendment and as a condition to its effectiveness, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders executing this Amendment by June 22, 2012 (the “Executing Lenders”), in immediately available funds, a non-refundable amendment fee in the amount of 0.50% of the currently outstanding Commitments of the Executing Lenders which shall be fully earned, due and payable in immediately available funds on or before the Fourth Amendment Effective Date.

(ii) The Borrower hereby confirms its obligation pursuant to Section 8.05(a) of the Credit Agreement to pay and reimburse the Administrative Agent for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) of the Administrative Agent incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

17. Final Agreement of the Parties. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the Fourth Amendment Effective Date.

OXFORD MINING COMPANY, LLC, an Ohio limited liability company

By:
Name:	Jeffrey M. Gutman
Title:	Senior Vice President & Chief Financial Officer

OXFORD RESOURCE PARTNERS, LP, a Delaware limited partnership

By:	Oxford Resources GP, LLC, a Delaware limited liability company, its general partner

By:	/s/ Jeffrey M. Gutman
Name:	Jeffrey M. Gutman
Title:	Senior Vice President & Chief Financial Officer

OXFORD MINING COMPANY-KENTUCKY, LLC, a Kentucky limited liability company

By:	/s/ Jeffrey M. Gutman
Name:	Jeffrey M. Gutman
Title:	Senior Vice President & Chief Financial Officer

DARON COAL COMPANY, LLC, an Ohio limited liability company

By:	/s/ Jeffrey M. Gutman
Name:	Jeffrey M. Gutman
Title:	Vice President

CITICORP USA, INC.,
as Administrative Agent

By:	/s/ Raymond G. Dunning
Raymond G. Dunning
Vice President

CITIBANK, N.A.,
as Lender

By:	/s/ Raymond G. Dunning
Raymond G. Dunning
Vice President

BARCLAYS BANK PLC,
as Lender

By:	/s/ May Huang
Name:	May Huang
Title:	Assistant Vice President

HUNTINGTON NATIONAL BANK,
as Lender

By:	/s/ Mark D. Adams
Mark D. Adams
Vice President

FIFTH THIRD BANK, AN OHIO BANKING CORPORATION, as Lender

By:	/s/ Patrick Lingrosso
Patrick Lingrosso, Officer

COMERICA BANK,
as Lender

By:	/s/ A. Martin

CATERPILLAR FINANCIAL SERVICES CORPORATION, as Lender

By:	/s/ Paul L. Owen
Paul L. Owen
Credit/Operations Manager

SOCIÉTÉ GÉNÉRALE,
as Lender

By:	/s/ Emmanuel Chesneau
Emmanuel Chesneau
Managing Director

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender

By:	/s/ Bill O’Daly
Bill O’Daly
Director

By:	/s/ Tyler R. Smith
Tyler R. Smith
Associate

WELLS FARGO BANK, N.A.,
as Lender

By:	/s/ Jeanette A. Griffin
Jeanette A. Griffin
Senior Vice President

RAYMOND JAMES BANK, FSB,
as Lender

By: